Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE

PERIOD FROM AUGUST 24, 2006 TO SEPTEMBER 20, 2006

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: October 25, 2006	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT _________

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended September 20, 2006:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	9

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	September 20, 2006

ASSETS
Current assets:
Cash and cash equivalents	$261,583
Marketable securities	14,507
Trade and other receivables, less allowance for doubtful receivables of $9,504	134,945
Insurance claims receivable	21,386
Income tax receivable	42,029
Merchandise inventories, less LIFO reserve of $153,422	454,359
Prepaid expenses and other current assets	35,387

Total current assets	964,196

Property, plant and equipment, net	487,627
Other assets, net	86,587

Total assets	$1,538,410

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current borrowings under DIP Credit Facility	$40,000
Current portion of long-term debt	237
Current obligations under capital leases	3,710
Accounts payable	212,115
Reserve for self-insurance liabilities	76,205
Accrued wages and salaries	76,956
Accrued rent	48,550
Accrued expenses	91,967

Total current liabilities	549,740

Reserve for self-insurance liabilities	151,606
Long-term debt	103
Obligations under capital leases	4,653
Other liabilities	20,028

Total liabilities not subject to compromise	726,130

Liabilities subject to compromise	1,116,593

Total liabilities	1,842,723

Shareholders’ deficit:
Common stock	141,858
Additional paid-in-capital	36,412
Accumulated deficit	(462,628)
Accumulated other comprehensive loss	(19,955)

Total shareholders’ deficit	(304,313)

Total liabilities and shareholders’ deficit	$1,538,410

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended September 20, 2006

Net sales	$535,210
Cost of sales, including warehouse and delivery expenses	392,080

Gross profit on sales	143,130
Other operating and administrative expenses	148,043
Impairment charges	2,035
Restructuring loss	283

Operating loss	(7,231)
Interest expense, net	875

Loss before reorganization items and income taxes	(8,106)
Reorganization items, net expense	373
Income tax benefit	(1,413)

Net loss from continuing operations	(7,066)

Discontinued operations:
Gain from discontinued operations	1,499
Loss on disposal of discontinued operations	(2,135)
Income tax expense	—

Net loss from discontinued operations	(636)

Net loss	$(7,702)

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended September 20, 2006

Cash flows from operating activities:
Net loss	$(7,702)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sales of assets, net	2,086
Reorganization items, net	373
Impaiment charges	2,114
Depreciation and amortization	7,137
Stock compensation plans	420
Change in operating assets and liabilities:
Trade and other receivables	787
Merchandise inventories	(5,426)
Prepaid expenses and other current assets	685
Accounts payable	(109)
Reserve for self-insurance liabilities	450
Lease liability on closed facilities	(15,627)
Income taxes receivable	(1,983)
Defined benefit plan	(279)
Other accrued expenses	238

Net cash used in operating activities before reorganization items	(16,836)
Cash effect of reorganization items	(2,798)

Net cash used in operating activities	(19,634)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,966)
Increase in investments and other assets	(2,512)
Sales of assets	18,299
Purchases of marketable securities	(1,024)
Sales of marketable securities	1,034
Other	(209)

Net cash provided by investing activities	8,622

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	756
Gross payments on DIP Credit Facility	(756)
Increase in book over-drafts	15,448
Principal payments on capital lease obligations	(110)
Principal payments on long-term debt	(18)
Debt issuance costs	(163)
Other	(158)

Net cash provided by financing activities	14,999

Increase in cash and cash equivalents	3,990
Cash and cash equivalents at beginning of period	257,593

Cash and cash equivalents at end of period	$261,583

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in five states in the southeastern United States. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Chapter 11” or “Bankruptcy Code”) in the United States Bankruptcy Court. The cases are being jointly administered by the United States Bankruptcy Court for the Middle District of Florida (the “Court”) under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817-3F1.”

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiary that did not file a petition under Chapter 11 of the Bankruptcy Code, WIN General Insurance, Inc. (the “Non-Filing Entity”). As of and for the four-week period ended September 20, 2006, the Non-Filing Entity was not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Due to the Chapter 11 filings, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties. Specifically, the Condensed Consolidated Financial Statements do not include all necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies or (c) the effect of any changes that may be made in connection with the Company’s capitalization or operations as a result of a confirmed plan of reorganization.

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows.

These unaudited condensed consolidated financial statements are not intended to present fairly the financial position of the Company as of September 20, 2006, or the results of its operations or its cash flows for the four weeks then ended in conformity with generally accepted accounting

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments when appropriate.

The consolidated statement of operations and cash flows for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 28, 2006, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2006 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Company currently operates the business as debtors-in-possession pursuant to the Bankruptcy Code. As debtors-in-possession, it is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced.

On June 29, 2006, the Company filed with the Bankruptcy Court a proposed plan of reorganization and accompanying disclosure statement. A hearing on the adequacy of the disclosure statement was scheduled for August 4, 2006. The proposed plan and disclosure statement were updated and refiled on August 2, 2006, to address objections to the disclosure

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

statement. With certain additional changes to the disclosure statement and plan, the Bankruptcy Court approved the disclosure statement on August 4, 2006, and authorized the Company to begin the process of soliciting votes on the plan. With a final disclosure statement and plan dated August 9, 2006, the solicitation process began on or before August 15, 2006, and continued through the court-established deadline on September 25, 2006. On October 10, 2006, the Company filed a modification to the plan, making certain immaterial modifications to the plan to address objections to confirmation of the plan (the plan as modified, the “Plan” or the “Plan of Reorganization”). The hearing to consider confirmation of the Plan was held on October 13, 2006. As of October 25, 2006, an order has not been entered. If the Plan is confirmed, the Plan will become effective in accordance with its terms, at which time the Company will emerge from chapter 11, when certain conditions precedent specified in the Plan are satisfied, including closing on an exit financing commitment that the Company has received.

Key elements of the Plan of Reorganization include: substantive consolidation of the Debtors for purposes of the Plan and distributions under the Plan of Reorganization; payment in full of administrative and priority claims; reinstatement of or payment of secured claims; distribution of the common stock of the reorganized company to unsecured creditors, in varying amounts; cash payments of certain de minimis claims; and cancellation of all existing shares of the Company’s common stock.

For further information, refer to the Plan of Reorganization and Disclosure Statement included as Exhibits 2.1 and 99.1, respectively, to the Current Report on Form 8-K filed August 11, 2006.

Under the priority scheme established by the Bankruptcy Code, generally post-petition liabilities and pre-petition liabilities must be satisfied before shareholders are entitled to receive any distribution. As noted above, the Plan of Reorganization proposes no recovery for shareholders. Although the Plan of Reorganization provides estimated recoveries for unsecured creditors, the amount of any actual recoveries will not be determined until confirmation and implementation of a plan of reorganization. No assurance can be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to unsecured creditors. The Plan of Reorganization proposes that holders of the Company’s unsecured debt will receive less, and potentially substantially less, than payment in full for their claims. For the foregoing reasons, the value of the Company’s common stock and unsecured debt is highly speculative.

3.

DIP Credit Facility: Subsequent to the Petition Date, the Court authorized Winn-Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all such assets and by a super-priority administrative expense claim in each of the

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility that includes a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility agreement and amendments as listed in the Annual Report on Form 10-K for the year ended June 28, 2006. The following capitalized terms have specific meanings as defined in the DIP Credit Facility, as amended: Agent, Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility is based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such financings, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group, and EBITDA and capital expenditures tests as compared to monthly projections. At all times, Excess Availability is not permitted to fall below $100.0 million, effectively reducing borrowing availability. As of September 20, 2006, the Company was in compliance with these covenants. Borrowing availability was $116.8 million, as summarized below:

September 20, 2006
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $264,467, including $241,430 related to outstanding letters of credit)	$256,788
Outstanding borrowings	(40,000)

Excess Availability	216,788
Limitation on Excess Availability	(100,000)

Borrowing availability	$116,788

As shown in the table above, availability under the DIP Credit Facility is determined net of Reserves, which are subject to revision by the Agent under the DIP Credit Facility to reflect events or circumstances that adversely affect the value of the Borrowing Base assets. Accordingly, a determination by the Agent to increase Reserves would reduce availability.

4.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2006 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2006.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

5.	Reorganization items: Reorganization items are amounts incurred as a direct result of the Chapter 11 filings and were comprised of the following:

Four weeks ended September 20, 2006
Professional fees	$3,244
Lease rejections	(6,714)
Employee costs	288
Interest income	(849)
Other	4,404

Reorganization items, net	$373

6.	Income taxes: Tax benefits recognized reflected the ability to carry back net operating losses and certain refundable credits otherwise, earnings or losses will not be tax-effected until the realization of future tax benefits can be reasonably assured.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended September 20, 2006 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$356,102
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	—
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	2,216
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	115
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	12,926
Winn-Dixie Montgomery, Inc.	05-03837	43,281
Winn-Dixie Procurement, Inc.	05-03838	235,047
Winn-Dixie Raleigh, Inc.	05-03839	51,490
Winn-Dixie Supermarkets, Inc.	05-03840	299

Total Disbursements		$701,476

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.